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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 20, 2000

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                         ENVIRO-CLEAN OF AMERICA, INC.

                              -------------------

            (Exact Name of Registrant as Specified in Its Charter)


                 NEVADA                    0-26433              88-0386415
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      (State or Other Jurisdiction      (Commission           (IRS Employer
             of Incorporation)          File Number)        Identification No.)


           1023 Morales Street, San Antonio, Texas                 78207-2315
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           Address of Principal Executive Offices)                 (Zip Code)


              Registrant's telephone number, including area code

                                (210) 227-9161

                              -------------------


                         Former address of Registrant:
               211 Park Avenue, Hicksville, New York 11801-1408

     ---------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 2.  DISPOSITION OF ASSETS

     On December 22, 2000, Enviro-Clean of America, Inc. (the "Company") completed a sale of the assets of June Supply Corporation ("June Supply"), one of the Company's wholly-owned subsidiaries, to York Supply Limited, ("York") for gross proceeds of $1,400,000. The purchase price was derived through negotiations among the parties and their principals. Under the terms of the asset purchase agreement (the "Asset Purchase Agreement"), which is filed herewith as Exhibit 2.1 and is incorporated herein by reference, the Company expects to take a non-cash charge against current earnings of approximately $1,800,000.

     June Supply, a janitorial supply distribution company with two locations in Texas, was acquired by the Company as of August 31, 1999 in a stock purchase agreement between the Company, June Supply, a wholly-owned subsidiary of the Company, June Supply-San Antonio, Inc., ("JSSA") and the only two shareholders of JSSA, Alan Stafford and Michael Rose. After the Company's acquisition of JSSA and subsequent merger with and into June Supply, both Michael Rose and Alan Stafford were employed by June Supply as President and Vice-President, respectively.

     York is a Texas limited partnership whose general partner is York Supply Management Company, Inc., a Texas corporation ("York Supply Corp"). Alan Stafford is the sole limited partner of York, holding a 99% stake in the partnership. Mr. Stafford is also the sole shareholder, director and officer of York Supply Corp. Both York and York Supply Corp were formed for the purpose of completing the acquisition of June Supply and have no prior history of operations. There are no other material relationships between York or York Supply Corp, and the Company, June Supply, or any of the affiliates, directors or officers of the Company.

ITEM 5.  OTHER EVENTS.

     On December 20, 2000, the Company's Board of Directors (the "Board") unanimously agreed to discontinue the acquisition of janitorial supply companies as a result of changes in the marketplace. In particular, some of the reasons for the Board's decision were: (i) a limited number of available companies that meet the Company's required acquisition criteria, (ii) inflated acquisition pricing on the few suitable available targets, and (iii) the Company's inability to attract a high level of investment interest under this acquisition strategy. In order to facilitate a new direction for the Company, the Board formed a special Mergers and Acquisition Committee (the "Committee") to explore strategic alternatives available in the marketplace with the goal of enhancing shareholder value. The Company will continue to operate its three remaining operating subsidiaries while the Committee identifies business combination alternatives, including potential acquisitions, mergers and strategic alliances.


     Additionally, at the same meeting, the Board unanimously agreed to add Melvin Schreiber to the Board to replace Mark A. Rice, who resigned his Board position on December 6, 2000, and to move the Company headquarters from Hicksville, New York to San Antonio, Texas, in order to combine the executive offices with the administrative offices which were already located in San Antonio.

     On December 22, 2000, the Company issued a press release announcing the Company's change of direction, the sale of June Supply, the move of the Company
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headquarters and the addition of Mr. Schrieber to the Board, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS

(a)  Financial Statements of Business Acquired

     None.

(b)  Unaudited Pro Forma Consolidated Financial Statements

     The Company will file an amendment to this Current Report on Form 8-K within 60 days from the date hereof which will include the required pro forma financial information required by this Item.

(c)  Exhibits

     The following is a list of exhibits filed as part of this Form 8-K.

Exhibit Number               Description of Document

     2.1 Asset Purchase Agreement between York Supply, Ltd., June Supply Corporation and Enviro-Clean of America, Inc., dated December 22, 2000.

     99.1           Press Release of Enviro-Clean of America, Inc. issued
                    December 22, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ENVIRO-CLEAN OF AMERICA, INC.


Date:  December 27, 2000                    By:  /s/ Randall K. Davis
                                                -------------------------------
                                            Name:  Randall K. Davis
                                            Title: President
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                               INDEX TO EXHIBITS


Exhibit Number                 Description of Document

     2.1 Asset Purchase Agreement between York Supply, Ltd., June Supply Corporation and Enviro-Clean of America, Inc., dated December 22, 2000.

     99.1           Press Release of Enviro-Clean of America, Inc. issued
                    December 22, 2000.